                                                               07/01/97
                                                               SEC FORM U-3A-2\A


                                   EXHIBIT A


      A consolidating statement of income and surplus of the claimant and its subsidiary companies for the last calendar year, together with a consolidating balance sheet of claimant and its subsidiary companies as of the close of such calendar year.

                              (To be Supplemented)